Exhibit 99.3

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D14907-S01765 1. To approve (i) the issuance of shares of common stock, no par value (Company common stock), of Equitrans Midstream Corporation (the Company) in connection with the merger (the Merger) contemplated by the Agreement and Plan of Merger, dated as of February 26, 2020, by and among the Company, EQM LP Corporation, LS Merger Sub, LLC, EQM Midstream Partners, LP (EQM), and EQGP Services, LLC (the Merger Agreement), and (ii) the issuance of shares of preferred stock, no par value, of the Company, which will be convertible into shares of Company common stock, in connection with the Merger and the other transactions contemplated by the Merger Agreement and pursuant to the terms of the Preferred Restructuring Agreement, dated as of February 26, 2020, by and among the Company, EQM and the investors party thereto (collectively, the stock issuance proposal). 2. To approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the stock issuance proposal. For Against Abstain ! ! ! ! ! ! ! EQUITRANS MIDSTREAM CORPORATION ATTN: CORPORATE SECRETARY 2200 ENERGY DRIVE CANONSBURG, PA 15317 VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/ETRN2020SM You may participate in the meeting via the Internet and vote electronically during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. EQUITRANS MIDSTREAM CORPORATION The Board of Directors recommends you vote FOR proposals 1 and 2. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For address changes and/or comments, please check this box and write them on the back where indicated.

D14908-S01765 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) EQUITRANS MIDSTREAM CORPORATION Proxy for Special Meeting of Shareholders to be held June 15, 2020 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Tobin M. Nelson and Nathaniel D. DeRose, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Company common stock which the undersigned would be entitled to vote if electronically present and acting at the Special Meeting of Shareholders of EQUITRANS MIDSTREAM CORPORATION (the Special Meeting), to be held June 15, 2020 at 9:00 a.m. Eastern Time, via live webcast at www.virtualshareholdermeeting.com/ETRN2020SM, and at any adjournments or postponements thereof. In their discretion, the proxies are authorized, in accordance with their best judgment, to vote upon such other business as may properly come before the Special Meeting or any adjournments thereof. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, the proxies will vote in accordance with the recommendations of the Board of Directors of the Company on all matters listed on this proxy card. If you hold shares in the Equitrans Midstream Corporation Employee Savings Plan (401(k) Plan) or the Equitrans Midstream Corporation 2018 Long-Term Incentive Plan (LTIP), your vote must be received by 11:59 P.M. Eastern Time on June 5, 2020. This card also serves as voting instructions to the trustee or administrator, as applicable, of the 401(k) Plan and the LTIP, respectively. This card, when properly executed, directs the trustee or administrator, as applicable, to vote the shares of Company common stock related to your 401(k) Plan (the 401(k) Plan shares) or the restricted shares related to the LTIP (the restricted shares), as applicable, at the Special Meeting as indicated on the reverse side of this card. If this card is returned signed with no direction given or not returned at all, your 401(k) Plan shares will be voted by the trustee of the 401(k) Plan in proportion to how other participants vote their 401(k) Plan shares. If this card is returned signed with no direction given, the administrator of the LTIP will vote your restricted shares as recommended by the Board of Directors of the Company. If you do not return this card, the administrator of the LTIP will not vote your restricted shares. All voting instructions will be kept confidential. You may not vote your 401(k) Plan shares or restricted shares at the Special Meeting. The trustee or the administrator, as applicable, must receive your proxy instructions no later than 11:59 p.m. Eastern Time on June 5, 2020 to be counted in the final tabulation. (Continued and to be signed on the reverse side.)